UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to Rule 14a-12
Conexant Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Company Confidential
Internal Reference Only — Not for Distribution
Conexant Addendum to SMSC Acquisition FAQ
January 20, 2011
US EMPLOYEES
Q1:	What happens to the Conexant 401(k) plan?

A1:	Conexant’s 401(k) plan will be terminated when the acquisition is completed. We will provide you with information about the plan termination process, as well as options for rolling over balances currently held in your Conexant 401(k) plan to IRAs or other qualified plans in the coming weeks.

Q2:	What if I have a 401(k) loan?

A2:	We’re in the process of determining the impact of the acquisition and Conexant plan termination on outstanding 401(k) loans now. For personal planning purposes, a conservative approach is to expect that outstanding loans will need to be paid back shortly after the acquisition is completed. If this occurs and loans are not repaid on schedule they become taxable. You will receive a Form 1099 (miscellaneous income) for outstanding loan balances. SMSC is also exploring the possibility of allowing the transfer of 401(k) loans into their plan. We’ll provide you with additional information when it becomes available.
INTERNATIONAL EMPLOYEES
Q3:	How will the acquisition impact our international employee policies and programs?

A3:	We’ll be working closely with SMSC during the transition process to evaluate country-by-country requirements and align employee policies and programs. Until the transaction closes, our employee policies and programs remain the same.
US & INTERNATIONAL EMPLOYEES
Q4:	Will there be any changes to my current compensation and benefits?

A4:	Until the transaction closes, our compensation and benefits programs remain the same. In general, we expect that SMSC compensation and benefits will be comparable to what we currently offer.

Q5:	What happens to the current Conexant ESPP offering?

A5:	There is no change to the current ESPP offering at this time. If you are currently enrolled in ESPP and would like to purchase shares on January 31, 2011, no action is required. If you would like to withdraw from the current offering and receive a full refund of your current contributions, you must withdraw from the plan by Friday, January 21. If you have further questions regarding the ESPP, please contact Heidi Marsden at stock.admin@conexant.com or 949-483-4525.
Q6:	Will there be a Conexant ESPP offering beginning on February 1, 2011?

A6:	No. Future offerings under the company’s ESPP plan have been suspended.

Q7:	What will happen to Conexant stock options upon the close of the merger?

A7:	Vested and unvested Conexant stock options will be converted into the right to receive cash in the amount equal to the difference between (1) $1.125 plus the cash value of the fraction of an SMSC share being received as part of the consideration for each share of Conexant common stock (the “formula price”) minus (2) the exercise price of such options.

Employees with stock options that have a strike price below the formula price (“in the money”) will receive a cash payment of the difference, less applicable taxes. Stock options with a strike price above the formula price (“out of the money”) have no cash value. Previously granted Conexant stock options will not be transferred to SMSC.

Q8:	What will happen to unvested and vested Conexant restricted stock units (RSUs) upon the close of the merger?

A8:	Unvested RSUs will be converted to SMSC RSUs with the same value, vesting period, and restrictions when the transaction is completed. This may vary for individuals with employment agreements that contain specific vesting terms. Vested Conexant RSUs will be treated like any other outstanding share, with a portion of the value converted to SMSC shares and a portion converted to cash.
Additional Information About This Transaction
     In connection with the proposed transaction, SMSC will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Conexant and a prospectus of SMSC. The definitive proxy statement/prospectus will be mailed to stockholders of Conexant. Conexant and SMSC urge investors and security holders to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information about the proposed transaction. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by SMSC and Conexant with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and other documents filed by SMSC or Conexant with the SEC relating to the proposed transaction may also be obtained for free by accessing SMSC’s website at www.smsc.com by clicking on the link for “Investor Relations”, then clicking on the link for “SEC Filings” or by accessing Conexant’s website at www.conexant.com and clicking on the “Investors” link and then clicking on the link for “Financial Information” and then clicking on the link for “SEC Filings”.
Participants in This Transaction
     SMSC, Conexant and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from Conexant stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Conexant stockholders in connection with the proposed transaction, including the interests of such participants in the proposed transaction, will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about SMSC’s executive officers and directors in SMSC’s definitive proxy statement filed with the SEC on June 14, 2010. You can find information about Conexant’s executive officers and directors in Conexant’s definitive proxy statement filed with the SEC on December 10, 2010. You can obtain free copies of these documents from SMSC or Conexant, respectively, using the contact information above.

Forward-Looking Statements
     Except for historical information contained herein, the matters set forth in this document are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause Conexant’s actual future results to be materially different from those discussed in the forward-looking statements. These risks and uncertainties include risks relating to the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Conexant stockholders to approve the transaction; a failure to consummate or delay in consummating the merger for other reasons; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; and other risks relating to Conexant’s business set forth in its filings with the SEC.
     Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future. All forward-looking statements speak only as of the date hereof and are based upon the information available to Conexant at this time. Such statements are subject to change, and Conexant does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties are detailed from time to time in Conexant’s reports filed with the SEC. Investors are advised to read Conexant’s Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, particularly those sections entitled “Risk Factors”, for a more complete discussion of these and other risks and uncertainties.